Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Apr 30, 2001
Payment Date	May 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.038750%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2001	Apr 16, 2001	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	150,233,249	28,902,857	37,573,714	27,457,714	20,232,000	24,629,034
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	5.163750%	5.288750%	5.388750%	5.688750%	6.038750%
Interest/Yield Payable on the Principal Balance	624,923	123,137	163,105	125,828	98,420
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	624,923	123,137	163,105	125,828	98,420
Interest/Yield Paid	624,923	123,137	163,105	125,828	98,420

Summary

Beginning Security Balance	150,233,249	28,902,857	37,573,714	27,457,714	20,232,000	24,629,034
Beginning Adjusted Balance	150,233,249	28,902,857	37,573,714	27,457,714	20,232,000
Principal Paid	3,642,815	700,809	911,052	665,768	490,566	657,293
Ending Security Balance	146,590,434	28,202,048	36,662,662	26,791,945	19,741,433	24,031,955
Ending Adjusted Balance	146,590,434	28,202,048	36,662,662	26,791,945	19,741,433
Ending Certificate Balance as % Participation Interest Invested Amount					7.0000%
Targeted Balance	146,650,648	28,202,048	36,662,662	26,791,945	19,741,433
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,848,689
Ending OC Amount as Holdback Amount						15,722,323
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	1	3	3	3	3
Principal Paid per $1000	5	15	15	15	15